Exhibit 10.1

LONG-TERM PERFORMANCE INCENTIVE PLAN

ASEP MEDICAL HOLDINGS INC.

(the “Company”)

LONG-TERM PERFORMANCE INCENTIVE PLAN – 10% OF ISSUED SHARES

SECTION 1

ESTABLISHMENT AND PURPOSE OF THIS PLAN

The Company wishes to establish this long-term performance incentive plan (the “Plan”). The purpose of this Plan is to promote the long-term success of the Company and the creation of shareholder value by: (i) encouraging the attraction and retention of Directors, Key Employees and Consultants of the Company and its Subsidiaries; (ii) encouraging such Directors, Key Employees and Consultants to focus on critical long- term objectives; and (iii) promoting greater alignment of the interests of such Directors, Key Employees and Consultants with the interests of the Company.

To this end, this Plan provides for the grant of Restricted Share Units, Performance Share Units and Deferred Share Units to Directors, Key Employees and Consultants of the Company as further described in this Plan.

SECTION 2

DEFINITIONS

2.1	Definitions

As used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Associate” has the meaning ascribed thereto in the Securities Act;

(b)	“Award” means any award of Restricted Share Units, Performance Share Units or Deferred Share Units granted under this Plan;

(c)	“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(d)	“Board” means the board of directors of the Company;

(e)	“Company” means ASEP Medical Holdings Inc., a company incorporated under the British Columbia Business Corporations Act, and any of its successors or assigns;

(f)	“Consultant” means a Person (other than a Key Employee or Director) that:

(i)	is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or an affiliate of the Company, other than services provided in relation to a distribution (as defined in the Securities Act);

(ii)	provides the services under a written contract between the Company or an affiliate of the Company and the Person, as the case may be;

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time on the affairs and business of the Company or an affiliate of the Company; and

(iv)	has a relationship with the Company or an affiliate of the Company that enables the Person to be knowledgeable about the business and affairs of the Company,

and includes:

(v)	for a Person that is an individual, a corporation of which such individual is an employee or shareholder, and a partnership of which the individual is an employee or partner; and

(vi)	for a Person that is not an individual, an employee, executive officer or director of the consultant, provided that the individual employee, executive officer or director spends or will spend a significant amount of time on the affairs and business of the Company or an affiliate of the Company;

(g)	“Deferred Share Unit” means a right to receive on a deferred basis a payment in either Shares or cash as provided in Section 5.3 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(h)	“Determination Date” means a date determined by the Board in its sole discretion but not later than 90 days after the expiry of a Performance Cycle;

(i)	“Director” means a member of the Board;

(j)	“Disability” means any medical condition which qualifies a Participant for benefits under a long-term disability plan of the Company or Subsidiary;

(k)	“Effective Date” has the meaning ascribed thereto in Section 8;

(l)	“Election Form” means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in Deferred Share Units under this Plan;

(m)	“Eligible Person” means Directors, Key Employees and Consultants;

(n)	“Exchange” means the Canadian Securities Exchange, or such other exchange upon which the Shares of the Company may become listed for trading;

(o)	“Fees” means the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(p)	“Grant Date” means, for any Award, the date specified by the Board as the grant date at the time it grants the Award or, if no such date is specified, the date upon which the Award was actually granted;

(q)	“Insider” means any insider, as that term is defined in the Securities Act;

(r)	“Investor Relations Activities” means any activities, by or on behalf of the Company or a shareholder of the Company, which promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

(A)	to promote the sale of products or services of the Company, or

(B)	to raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii)	activities or communications necessary to comply with the requirements of:

(A)	applicable securities laws, or

(B)	Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Company;

(iii)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A)	the communication is only through the newspaper, magazine or publication; and

(B)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange

(s)	“Key Employees” means employees, including officers, whether Directors or not, and including both full-time and part-time employees of the Company or any Subsidiary who, by the nature of their positions or jobs are, in the opinion of the Board, in a position to contribute to the success of the Company;

(t)	“Market Unit Price” means the value of a Share determined by reference to the five-day volume weighted average closing price of a Share on the immediately preceding five (5) Trading Days on which trading in the Shares took place;

(u)	“Option” means incentive share purchase options entitling the holder thereof to purchase Shares;

(v)	“Option Plan” means the stock option plan of the Company adopted by the Board on November 24, 2022 as amended and restated from time to time;

(w)	“Participant” means any Eligible Person to whom Awards under this Plan are granted;

(x)	“Participant’s Account” means a notional account maintained for each Participant’s participation in this Plan which will show any Restricted Share Units, Performance Share Units or Deferred Share Units credited to a Participant from time to time;

(y)	“Performance-Based Award” means, collectively, Performance Share Units and Restricted Share Units;

(z)	“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or financial performance of the Company and its Subsidiaries, and that are to be used to determine the vesting of the Performance Share Units;

(aa)	“Performance Cycle” means the applicable performance cycle of the Performance Share Units as may be specified by the Board in the applicable Award Agreement;

(bb)	“Performance Share Unit” means a right awarded to a Participant to receive a payment in Shares as provided in Section 5.2 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(cc)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(dd)	“Restriction Period” means the time period between the Grant Date and the Vesting Date of an Award of Restricted Share Units specified by the Board in the applicable Award Agreement, which period shall be no less than 12 months, provided the Board may, in its discretion, permit earlier vesting, no sooner than quarterly, of the Restricted Share Units;

(ee)	“Restricted Share Unit” means a right awarded to a Participant to receive a payment in Shares as provided in Section 5.1 hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(ff)	‘‘Retirement” means retirement from active employment with the Company or a Subsidiary with the consent of an officer of the Company or the Subsidiary;

(gg)	“Securities Act” means the Securities Act (British Columbia), as amended, from time to time;

(hh)	“Security-Based Compensation Arrangement” shall have the meaning ascribed thereto in the rules and policies of the Exchange, or in the event that such term is not defined in the rules and policies of the Exchange, shall mean a stock option, including the Option Plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, officers, Insiders, service providers or Consultants of the Company or a Subsidiary, including a share purchase from treasury by a full-time employee, officer, Insider, service provider or Consultant which is financially assisted by the Company or a Subsidiary by way of loan, guarantee or otherwise;

(ii)	“Shares” means the common shares of the Company;

(jj)	“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

(kk)	“Termination Date” means, as applicable:

(i)	in the event of a Participant’s Retirement, voluntary termination or termination of employment as a result of a Disability, the date on which such Participant ceases to be an employee of the Company or a Subsidiary; and

(ii)	in the event of termination of the Participant’s employment by the Company or a Subsidiary, the date on which such Participant is advised by the Company or a Subsidiary, in writing or verbally, that his or her services are no longer required;

(ll)	“Trading Day” means any date on which the Exchange is open for trading; and

(mm)	“Vesting Date” means in respect of any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement.

SECTION 3

ADMINISTRATION

3.1	Board to Administer Plan

Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan.

3.2	Delegation to Committee

All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by such committee as the Board may determine.

3.3	Interpretation

All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company.

3.4	No Liability

No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

SECTION 4

SHARES AVAILABLE FOR AWARDS

4.1	Limitations on Shares Available for Issuance

(a)	Subject to adjustment in accordance with Section 4.3, the total Shares available for the grant of Awards shall be such number as equals ten (10%) percent of the Shares issued and outstanding in the Company at the time of grant; provided, however, that if the Exchange requires the number of Shares available for the grant of the Awards to be a lower percentage or a fixed number, then such lower percentage or such fixed number shall be the maximum Shares available for the grant of Awards. For so long as any Awards are outstanding, the Company shall keep available at all times such number of Shares as would be issuable on the due exercise of all of such Awards; and

(b)	the total number of Shares issuable to Persons performing Investor Relations Activities on behalf of the Company pursuant to the Plan, together with Shares issuable to all Persons performing Investor Relations Activities under all of the Company’s other Security-Based Compensation Arrangements, shall not exceed one (1%) percent of the issued and outstanding Shares in any twelve-month period.

4.2	Accounting for Awards

For purposes of this Section 4:

(a)	if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under this Plan; and

(b)	notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, or are exchanged with the Board’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for granting Awards under this Plan.

4.3	Anti-Dilution

If the number of outstanding Shares is increased or decreased as a result of a stock split, consolidation or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of stock dividend, the Board may make appropriate adjustments to the number and price (or other basis upon which an Award is measured) of Restricted Share Units, Performance Share Units and/or Deferred Share Units credited to a Participant. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

SECTION 5

AWARDS

5.1	Restricted Share Units

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Restricted Share Units to Directors, Key Employees and Consultants. Restricted Share Units granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Restricted Share Units to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each Restricted Share Unit shall, contingent upon the lapse of any restrictions, represent one (1) Share. The number of Restricted Share Units granted pursuant to an Award and the Restriction Period in respect of such Restricted Share Units shall be specified in the applicable Award Agreement.

(b)	Restrictions - Restricted Share Units shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

(c)	Vesting - All Restricted Share Units will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

(d)	Death - Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any Restricted Share Units granted to such Participant which, prior to the Participant’s death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any Restricted Share Units granted to such Participant which, prior to the Participant’s death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant’s estate in accordance with Section 5.1(i) hereof.

(e)	Termination of Employment

(i)	Where, in the case of a Key Employee, a Participant’s employment is terminated by the Company or a Subsidiary for cause, all Restricted Share Units granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(ii)	Where, in the case of a Key Employee, a Participant’s employment terminates by reason of termination by the Company or a Subsidiary without cause, by voluntary termination or due to Retirement by the Participant, all Restricted Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date; provided, however, that any Restricted Share Units granted to such Participant which, prior to the Participant’s termination without cause, voluntary termination or Retirement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.1(i) hereof.

(iii)	Upon termination of a Participant’s employment with the Company or a Subsidiary, the Participant’s eligibility to receive further grants of Awards of Restricted Share Units under this Plan shall cease as of the Termination Date.

(f)	Disability - Where, in the case of a Key Employee, a Participant becomes afflicted by a Disability, all Restricted Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Restricted Share Units; provided, however, that no Restricted Share Units may be redeemed during a leave of absence. Where a Key Employee’s employment is terminated due to Disability, all Restricted Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date; provided, however, that any Restricted Share Units granted to such Participant which, prior to the Participant’s termination due to Disability, had vested pursuant to terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.1(i) hereof.

(g)	Cessation of Directorship - Where, in the case of Directors, a Participant ceases to be a Director for any reason, any Restricted Share Units granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date the Participant ceases to be a Director; provided, however, that any Restricted Share Units granted to such Participant which, prior to the Participant ceasing to be a Director for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.1(i) hereof.

(h)	Termination of Service - Where, in the case of Consultants, a Participant’s service to the Company terminates for any reason, subject to the applicable Award Agreement and any other contractual commitments between the Participant and the Company, any Restricted Share Units granted to the Participant under this Plan that have not yet vested will be forfeited and cancelled and shall be of no further force or effect as of the date of termination of service; provided, however, that any Restricted Share Units granted to such Participant which, prior to the termination of the Participant’s service to the Company for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5.1(i) hereof.

(i)	Payment of Award - As soon as practicable after each Vesting Date of an Award of Restricted Share Units, the Company shall issue from treasury to the Participant, or if Section 5.1(d) applies, to the Participant’s estate, a number of Shares equal to the number of Restricted Share Units credited to the Participant’s Account that become payable on the Vesting Date. As of the Vesting Date, the Restricted Share Units in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such Restricted Share Units.

5.2	Performance Share Units

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Performance Share Units to Key Employees and Consultants. Performance Share Units granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Performance Share Units to be credited to each Participant shall be determined by the Board, in its sole discretion, in accordance with this Plan. Each Performance Share Unit shall, contingent upon the attainment of the Performance Criteria within the Performance Cycle, represent one (1) Share. The number of Performance Share Units granted pursuant to an Award, the Performance Criteria which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle in respect of such Performance Share Units shall be specified in the applicable Award Agreement.

(b)	Performance Criteria - The Board will select, settle and determine the Performance Criteria (including without limitation the attainment thereof), for purposes of the vesting of the Performance Share Units, in its sole discretion. An Award Agreement may provide the Board with the right, during a Performance Cycle or after it has ended, to revise the Performance Criteria and the Award amounts if unforeseen events (including, without limitation, changes in capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the sole judgment of the Board make the application of the Performance Criteria unfair unless a revision is made. Notices will be provided by the Company to applicable regulatory authorities or stock exchanges as may be required with respect to the foregoing.

(c)	Vesting - All Performance Share Units will vest and become payable to the extent that the Performance Criteria set forth in the Award Agreement are satisfied for the Performance Cycle, the determination of which satisfaction shall be made by the Board on the Determination Date.

(d)	Death - Other than as may be set forth in the applicable Award Agreement and below, upon the death of a Participant, all Performance Share Units granted to the Participant which, prior to the Participant’s death, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever; provided, however, the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.2(h) hereof.

(e)	Termination of Employment

(i)	Where, in the case of Key Employees, a Participant’s employment is terminated by the Company or a Subsidiary for cause, all Performance Share Units granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

(ii)	Where, in the case of Key Employees, other than as may be set forth in the applicable Award Agreement and below, a Participant’s employment is terminated by the Company or a Subsidiary without cause, by voluntary termination or due to Retirement, all Performance Share Units granted to the Participant which, prior to the Participant’s termination, have not vested, will immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the Termination Date; provided, however, the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.2(h) hereof.

(iii)	In the case of Key Employees, upon termination of a Participant’s employment with the Company or a Subsidiary, the Participant’s eligibility to receive further grants of Awards of Performance Share Units under this Plan shall cease as of the Termination Date.

(f)	Disability - Where a Participant becomes afflicted by a Disability, all Performance Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Performance Share Units; provided, however, that no Performance Share Units may be redeemed during a leave of absence. Where a Participant’s employment is terminated due to Disability, all Performance Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the Termination Date; provided, however, that the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.2(h) hereof.

(g)	Termination of Service - Where, in the case of Consultants, a Participant’s service to the Company terminates for any reason, subject to the applicable Award Agreement and any other contractual commitments between the Participant and the Company, all Performance Share Units granted to the Participant under this Plan that have not vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately and automatically be forfeited and cancelled without further action and without any cost or payment, and the Participant shall have no right, title or interest therein whatsoever as of the Termination Date; provided, however, that the Board may determine, in its sole discretion, the number of the Participant’s Performance Share Units that will vest based on the extent to which the applicable Performance Criteria set forth in the Award Agreement have been satisfied in that portion of the Performance Cycle that has lapsed. The Performance Share Units that the Board determines to have vested shall become payable in accordance with Section 5.2(h) hereof.

(h)	Payment of Award - Payment to Participants in respect of vested Performance Share Units shall be made after the Determination Date for the applicable Award and in any case within ninety-five (95) days after the last day of the Performance Cycle to which such Award relates. Such payments shall be made entirely in Shares. The Company shall issue from treasury to the Participant, or if Section 5.2(d) applies, to the Participant’s estate, a number of Shares equal to the number of Performance Share Units that have vested. As of the Vesting Date, the Performance Share Units in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such Performance Share Units.

5.3	Deferred Share Units

(a)	Eligibility and Participation - Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Deferred Share Units to Directors in lieu of Fees. A Director becomes a Participant effective as of the date be or she is first appointed or elected as a Director and ceases to be a Participant at the time he or she ceases to be a Director for any reason. Deferred Share Units granted to a Participant in accordance with Section 5.3 hereof shall be credited, as of the Grant Date, to the Participant’s Account.

(b)	Election - Each Director may elect to receive any or all of his or her Fees in Deferred Share Units under this Plan. Elections by Participants regarding the amount of their Fees that they wish to receive in Deferred Share Units shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Participant during a calendar year and wishes to receive an amount of his or her Fees for the remainder of that year in Deferred Share Units must make his or her election within 60 days of becoming a Director.

(c)	Calculation - The number of Deferred Share Units to be credited to the Participant’s Account shall be calculated by dividing the amount of Fees selected by a Director in the applicable Election Form by the Market Unit Price on the Grant Date (or such other price as required under Exchange policies) which shall be the 10th business day following each financial quarter end. If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional Deferred Share Unit, the Participant shall only be credited with a full number of Deferred Share Units (rounded down) and no payment or other adjustment will be made with respect to the fractional Deferred Share Unit.

(d)	Payment of Award - Each Participant shall be entitled to receive, after the effective date that the Participant ceases to be a Director for any reason, on a day designated by the Participant and communicated to the Company by the Participant in writing at least 15 days prior to the designated day (or such earlier date after the Participant ceases to be a Director as the Participant and the Company may agree, which date shall be no later than the end of the calendar year following the year in which the Participant ceases to be a Director) and if no such notice is given, then on the first anniversary of the effective date that the Participant ceases to be a Director, at the sole discretion of the Board, either:

(i)	that number of Shares equal to the number of Deferred Share Units credited to the Participant’s Account, such Shares to be issued from treasury of the Company; or

(ii)	a cash payment in an amount equal to the Market Unit Price on the next Trading Day after the Participant ceases to be a Director of the Deferred Share Units credited to a Participant’s Account, net of applicable withholdings.

(e)	Exception - In the event that the value of a Deferred Share Unit would be determined with reference to a period commencing at a fiscal quarter-end of the Company and ending prior to the public disclosure of interim financial statements for the quarter (or annual financial statements in the case of the fourth quarter), the cash payment of the value of the Units will be made to the Participant with reference to the five (5) Trading Days immediately following the public disclosure of the interim financial statements for that quarter (or annual financial statements in the case of the fourth quarter).

(f)	Death - Upon death of a Participant, the Participant’s estate shall be entitled to receive, within 120 days after the Participant’s death and at the sole discretion of the Board, a cash payment or Shares that would have otherwise been payable in accordance with Section 5.3(d) hereof to the Participant upon such Participant ceasing to be Director.

(g)	Deductions - Whenever cash is to be paid on redemption of Deferred Share Units, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on redemption of Deferred Share Units, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

(i)	electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld; or

(ii)	delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

5.4	General Terms Applicable to Awards

(a)	Forfeiture Events - The Board will specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

(b)	Awards May be Granted Separately or Together - Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other Security-Based Compensation Arrangement of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other Security-Based Compensation Arrangement of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)	Non-Transferability of Awards - Except as otherwise provided in an Award Agreement or determined by the Board in its sole discretion, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

(d)	Conditions and Restrictions Upon Securities Subject to Awards - The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation:

(i)	restrictions under an insider trading policy or pursuant to applicable law;

(ii)	restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Security-Based Compensation Arrangements;

(iii)	restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(iv)	provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(e)	Share Certificates - All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules, regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)	Conformity to Plan - In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted to become, in all respects, in conformity with this Plan.

5.5	General Terms Applicable to Performance-Based Awards

(a)	Performance Evaluation; Adjustment of Goals - At the time that a Performance-Based Award is first issued, the Board, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Cycle or Restriction Period, as the case may be:

(i)	judgments entered or settlements reached in litigation;

(ii)	the write-down of assets;

(iii)	the impact of any reorganization or restructuring;

(iv)	the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(v)	extraordinary non-recurring items as may be described in the Company’s management’s discussion and analysis of financial condition and results of operations for the applicable financial year;

(vi)	the impact of any mergers, acquisitions, spin-offs or other divestitures; and

(vii)	foreign exchange gains and losses.

(b)	Adjustment of Performance-Based Awards - The Board shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established Performance Criteria or restrictions, as the case may be, as may be set out in the applicable Award Agreement governing the relevant Performance-Based Award. Notwithstanding any provision herein to the contrary, the Board may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Board shall retain the sole discretion to adjust Performance- Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

SECTION 6

AMENDMENT AND TERMINATION

6.1	Amendments and Termination of this Plan

The Board may at any time or from time to time, in its sole and absolute discretion and without the approval of shareholders of the Company, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to:

(a)	any required approval of any applicable regulatory authority or the Exchange; and

(b)	any approval of shareholders of the Company as required by the rules of the Exchange or applicable law, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

(i)	amendments of a “housekeeping nature”;

(ii)	amendments for the purpose of curing any ambiguity, error or omission in this Plan or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

(iii)	amendments which are necessary to comply with applicable law or the requirements of the Exchange;

(iv)	amendments respecting administration and eligibility for participation under this Plan;

(v)	changes to the terms and conditions on which Awards may be or have been granted pursuant to this Plan including changes to the vesting provisions and terms of any Awards;

(vi)	amendments which alter, extend or accelerate the terms of vesting applicable to any Awards; and

(vii)	changes to the termination provisions of an Award or this Plan which do not entail an extension beyond the original fixed term.

If this Plan is terminated, prior Awards shall remain outstanding and in effect in accordance with their applicable terms and conditions.

6.2	Amendments to Awards

The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either:

(a)	is required or advisable in order for the Company, this Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard; or

(b)	is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 7

GENERAL PROVISIONS

7.1	No Rights to Awards

No Director, Key Employee, Consultant or other Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award. There is no obligation for uniformity of treatment of Directors, Key Employees, Consultant or holders or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

7.2	Withholding

The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes.

7.3	No Limit on Other Security-Based Compensation Arrangements

Nothing contained in this Plan shall prevent the Company or a Subsidiary from adopting or continuing in effect other Security-Based Compensation Arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4	No Right to Employment

The grant of an Award shall neither constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in an applicable Award Agreement.

7.5	No Right as Shareholder

Neither the Participant nor any representatives of a Participant’s estate shall have any rights whatsoever as shareholders in respect of any Shares covered by such Participant’s Restricted Share Units, Performance Share Units and/or Deferred Share Units until the date of issuance of a share certificate to such Participant or representatives of a Participant’s estate for such Shares.

7.6	Governing Law

This Plan and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.7	Severability

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

7.8	No Trust or Fund Created

Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.9	No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.10	Headings

Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.11	No Representation or Warranty

The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.12	No Representations or Covenant with Respect to Tax Qualification

Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.13	Conflict with Award Agreement

In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.14	Compliance with Laws

The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 8

EFFECTIVE DATE OF THIS PLAN

8.1	Effective Date

This Plan shall become effective upon the date (the “Effective Date”) of approval by the Board.

SECTION 9

TERM OF THIS PLAN

9.1	Term

This Plan shall terminate automatically 10 years after the Effective Date and may be terminated on any earlier date as provided in Section 6 hereof.